EXHIBIT 3.1

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “MIDWEST BANC HOLDINGS, INC. ” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     RESTATED CERTIFICATE, FILED THE EIGHTEENTH DAY OF APRIL, A.D. 1995, AT 10 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF APRIL, A.D. 1996, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FIRST MIDWEST CORPORATION OF DELAWARE” TO “MIDWEST BANC HOLDINGS, INC.”,  FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1997, AT 9 O’CLOCK A.M.
     CERTIFICATE OF RENEWAL, FILED THE SEVENTEENTH DAY OF JUNE, A.D. 2002, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE FIRST DAY OF JULY, A.D. 2002, AT 1 O’CLOCK P.M.
     CERTIFICATE OF MERGER, FILED THE THIRD DAY OF JANUARY, A.D.

/s/ Harriet Smith Windsor

2004936 8100X		Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 3955951
(SEAL)
050503773		DATE: 06-16-05

Delaware
The First State
2003, AT 11:45 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF JUNE,
A.D. 2005, AT 7:06 O’CLOCK P.M.

/s/ Harriet Smith Windsor

2004936 8100X		Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 3955951
(SEAL)
050503773		DATE: 06-16-05

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/18/1995
950084786 — 2004936
RESTATED
CERTIFICATE OF INCORPORATION
OF
FIRST MIDWEST CORPORATION OF DELAWARE
          It is hereby certified that:
          1. (a) The present name of the corporation (hereinafter called the “corporation”) is FIRST MIDWEST CORPORATION OF DELAWARE.
              (b) The name under which the corporation was originally incorporated is FIRST MIDWEST CORPORATION, and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is March 17, 1983.
          2. The certificate of incorporation of the corporation is hereby amended by adding a new section 13 thereto, which new section is set forth in the Restated Certificate of Incorporation hereinafter provided for.
          3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of FIRST MIDWEST CORPORATION OF DELAWARE without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

          4. The amendment and the restatement of the restated certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.
          5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation read as follows:
RESTATED CERTIFICATE OF INCORPORATION
OF
FIRST MIDWEST CORPORATION OF DELAWARE
     1. The name of the corporation is:
FIRST MIDWEST CORPORATION OF DELAWARE
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 West Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is four million (4,000,000) and the par value of each such share is One and 25/100 Dollars ($1.25) amounting in the aggregate to Five Million Dollars ($5,000,000)

     5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
Robert L. Woods	1606 North Harlem
Elmwood Park, Illinois 60635
     6. The corporation is to have perpetual existence.
     7. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the By-Laws of the corporation, to make, alter, amend and repeal the By-laws of the corporation in any respect not inconsistent with the laws of the State of Delaware or with the Certificate of Incorporation.
     In addition to the powers and authorities hereinbefore or by the statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the corporation.
     Any contract, transaction or act of the corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.
     8. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-laws of the corporation.
     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     9. Any action required by the laws of the State of Delaware, this Certificate of Incorporation or the By-Laws of the corporation to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the stock or a greater percentage where required by the laws of the State of Delaware, this Certificate of Incorporation or the By- Laws of the corporation; provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.
     10. A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise nor in the absence of fraud shall a director of the corporation be liable to account to the corporation for any profit realized by him from or through any transaction or contract of the corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for authorization, approval or ratification of transactions or contracts between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.
     11. The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons who it may indemnify pursuant thereto.
     12. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     13. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction for which the director derived an improper personal benefit.

     THE UNDERSIGNED, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 7th day of April, 1995.

/s/ Robert L. Woods

Robert L. Woods
President
ATTEST:

/s/ Daniel Nagle

Daniel Nagle Secretary

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/11/1996
960105500 — 2004936
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FIRST MIDWEST CORPORATION OF DELAWARE
     First Midwest Corporation of Delaware, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware;
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of First Midwest Corporation of Delaware, by the vote of a majority of its members at a meeting duly held and constituted, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that Section 4 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirely as follows:
               4. The total number of shares of stock which the corporation shall have authority to issue is six million (6,000,000), all of which shall be common stock, $.625 par value per share.
     SECOND: That such amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, First Midwest Corporation of Delaware has caused this Certificate to be signed and attested as of April 4, 1996.

FIRST MIDWEST CORPORATION OF DELAWARE

	By:	/s/ Robert L. Woods

Robert L. Woods, President
ATTEST:

By: /s/ Daniel Nagle

Daniel Nagle, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/17/1997
971433246 — 2004936
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
FIRST MIDWEST CORPORATION OF DELAWARE
     FIRST MIDWEST CORPORATION OF DELAWARE, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: The board of directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of the Corporation:
     RESOLVED, that Section 1 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:
“I, The name of the corporation is: Midwest Banc Holdings, Inc.’’
     FURTHER RESOLVED, that Section 4 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:
“4. The total number of shares of stock which the corporation shall have authority to issue is eighteen million (18,000,000), divided into two classes as follows: one million (1,000,000) of which shall be preferred stock, $.01 par value (“Preferred Stock”), and seventeen million (17,000,000) of which shall be common stock, $.01 par value (“Common Stock:”).
     The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

CLASS I: PREFERRED STOCK
     1. The Board of Directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the Board of Directors may determine, with such voting powers, full or limited but not to exceed one vote per stare, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution of resolutions providing for the issue thereof and as are not stated in this Restated Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.
     2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.
     3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Class I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Corporation.
     4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the Delaware General Corporation Law, have the Status of authorized and unissued shares of Preferred Stock add may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.
CLASS II: GOMMON STOCK
     1. Subject preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with

2

respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holder of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.
     2. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to Stockholders ratably in proportion to the number of shares of Common Stock held by Them respectively.
     3. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have One vote in respect of each share of stock held by him or her of record on the books of the corporation on all matters voted upon by the stockholders.”
       FURTHER RESOLVED, that Section 9 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:
9. No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without all annual or special meeting of the stockholders, and the power of Stockholders to consent in writing, without a meeting to the taking of any action is specifically denied.”
       FURTHER RESOLVED, that Section 12 of the Restated Certificate of Incorporation of the Corporation be attended to read in its entirety as follows:
12. Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-laws of the corporation to the contrary and notwithstanding that a lesser percentage may be specified by law, the affirmative vote the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of all classes of stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with Sections 9 and 12 of this Restated Certificate of Incorporation.”
SECOND: That in lieu of a meeting and vote of the Corporation’s stockholders, a majority of the Corporation’s stockholders have given their written consent to said amendments in accordance

3

with the provisions of Section 228 of the General Corporation Law of the State of Delaware and the non-consenting stockholders have been notified in accordance with Section 228 of General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
[SIGNATURE PAGE FOLLOWS]

4

     IN WITNESS WHEREOF, FIRST MIDWEST CORPORATION OF DELAWARE has caused this Certificate to be signed by Robert L. Woods, its President, and attested to by Daniel Nagle, its Secretary, this 9 day of December, 1997.

FIRST MIDWEST CORPORATION OF DELAWARE

		By:	/s/ Robert L. Woods

		Name:	Robert L. Woods
		Its:	President

ATTEST:

By:	/s/ Daniel Nagle

Name:	Daniel Nagle
Its:	Secretary

5

Whenever a filing is received by the Division of Corporations with the words “Bank” or “Trust” or a derivative of either word in the name, we will forward it to the State Bank Commissioner of his designee prior to filing, pursuant to Title 8, Delaware Code, sections 126 and 395, and Title 5, Delaware Code, section 721. After review by the Commissioner or his designee, a recommendation will be made to the Division of corporations indicating whether or not the name should be approved.
In order for the Bank Commissioner to determine whether or not to recommend approval, please answer the following questions:
IF THIS FORM IS NOT COMPLETELY FILLED OUT. IT WILL NOT BE REVIEWED BY THE BANK COMMISSIONER.
1)	The name on the filing is First Midwest Corporation of Delaware (“FMCD”)
2)	The type of filing is Certificate of Amendment (name change to Midwest banc Holdings, Inc.)

3)	Will the corporation be a bank? Yes ☐ No ☑

4)	If not, will it be a bank holding company? Yes☑ No ☐

5)	Will the corporation conduct banking business in Delaware? Yes ☐ No ☑

6)	If not will it be conducting a banking business out of state? Yes ☑ No ☐

7)	If yes, what type of banking business and where will the business be conducted. FMCD has been and will continue to be a bank holding company which controls one or more banks in Illinois.
8)	Under which federal or state regulatory authority will it operate (OCC, OTS, FRB, SEC, FOREIGN (describe), etc.)? The FRB.

9)	Has application(s) been filed with the above mentioned agency(ies)? Yes ☑ No ☐ (If yes, which agency(ies) and when was each application filed?) FMCD has previously been authorized to conduct activities as a bank holding company by the FRB.

10)	If not a banking business, what type of business will it be conducting?

11)	If not a banking business, will it be regulated by any federal or state agency? Yes ☐ NO ☐
11a)	If yes, which agency Which State?
12)	Is the application an affiliate of a regulated entity? Yes ☐ No ☐
12a)	If yes, identity which entity.
13)	Contact name, address, and telephone number:
Douglas M. Hambleton
Vedder, Price, Kaufman & Kammholz
222 North LaSalio Street
Chicago, IL 60601-1003
312/609-7684

(Signature)	/s/ Edward H. Sibbald

(Title) EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER

TO THE OFFICE OF THE STATE BANK COMMISSIONER
Please review and return with your recommendation as soon as possible.

APPROVAL RECOMMENDED	NAME

APPROVAL NOT RECOMMENDED	DATE

This is a Priority Filing Yes ☐ No ☐

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/17/2002
020387876 — 2004936
CERTIFICATE OF RESTORATION AND REVIVAL OF
CERTIFICATE OF INCORPORATION
OF
MIDWEST BANC HOLDINGS, INC.
     Midwest Banc Holdings, Inc., (hereinafter called the “corporation”), a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was voided for failure to file its annual franchise tax reports, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:
     1. The name of the corporation is Midwest Banc Holdings, Inc.
     2. The address of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     3. The date of filing the corporation’s original Certificate of Incorporation in the State of Delaware was March 17,1983.
     4. The corporation hereby procures a restoration and revival of its Certificate of Incorporation, which became inoperative by law on March 1,2002, pursuant to the General Corporation Law of the State of Delaware.
     5. The Certificate of Incorporation of the corporation, which provides for, and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived.
     6. This Certificate of Restoration and Revival of Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.
     Executed on this 14th day of June, 2002.

/s/ Daniel R. Kadolph
Daniel R. Kadolph Senior Vice President

Wherever a rating is received by the Division of Corporations with the words “Bank” or “Trust” or a derivative of either word in the name, we will forward it to the State Bank Commissioner or his designee prior to filing, pursuant to, Title S, Delaware Code, sections 125 and 385, and Title S, Delaware code, section 721. After review by the Commissioner or his designee, a recommendation will be made to the Division of Corporations indicating whether or not the name should be approved.
In order for the Bank Commissioner to determine whether or not to recommend approval, please answer the following questions:
IF THIS FORM IS NOT COMPLETELY FILLED OUT. IT WILL NOT BE REVIEWED BY THE BANK COMMISSIONER.
1)	The name on the filing is Midwest Banc Holdings, Inc.

2)	The type of filing is Certificate of Restoration and Revival of Certificate of Incorporation

3)	Will the corporation be a bank? Yes ☐ No ☑

4)	If not, will it be a bank Holding company? Yes ☑ No ☐

5)	Will the corporation conduct banking business in Delaware? Yes ☐ No ☑

6)	If not, will it be conducting a banking business out of state? Yes ☐ No ☑

7)	If yes, what type of banking business and where will the business be conducted, N/A

8)	Under which federal or state regulatory authority will it operate (OCC, OTS, FRB, SEC, FOREIGN (describe), etc.)?

Federal Reserve Board

9)	Has application(s) been filed with the above-mentioned agency(ies)?

Yes ☑ No ☐ (If yes, which agency(ies) and when was each application filed?)

An application was filed with the Federal Reserve Board when the corporation was organized in 1983.

10)	If not a banking business, what type of business will it be conducting?

The corporation will conduct the business of a bank holding company. The corporation has four separately, organized stated commercial bank subsidiaries.

11)	If not a banking business, will it be regulated by any federal or state agency? Yes ☑ No ☐
11a)	If yes, which agency Federal Reserve Board. Which State?
12)	Is the application an affiliate of a regulated entity? Yes ☐ No ☑
12a)	If yes, identify which entity. N/A
13)	Contact name, address, and telephone number:

Douglas M. Hambleton	Daniel R. Kadolph
Vedder, Price, Kaufman & Kammholz	Senior Vice President
222 North LaSalle Street, Suite 2600	Midwest Banc Holdings, Inc.
Chicago, Illinois 60601	Midwest Centre
312/609-7684	501 West North Avenue
Melrose Park, Illinois 60160
708/450-6759

(Signature)	/s/ Daniel R. Kadolph Daniel R. Kadolph
(Title)	Senior Vice President
TO THE OFFICE OF THE STATE BANK COMMISSIONER
Please review and return with your recommendation as soon as possible.

☑	APPROVAL RECOMMENDED	NAME	Jonathan L Smith

☐	APPROVAL NOT RECOMMENDED	DATE	6-18-02
This is a Priority Filing  Yes  ☐  No  ☐
a Bank Holding Company

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 07/01/2002
020425816 — 2004936
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
MIDWEST BANC HOLDINGS, INC.
     Midwest Banc Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of Midwest Banc Holdings, Inc., by the vote of a majority of its members at a meeting duly held and constituted, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the first paragraph of Section 4 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:
     4. The total number of shares of stock which the corporation shall have authority to issue is twenty-five million (25,000,000), divided into two classes as follows: one million (1,000,000) of which shall be preferred stock, $0.01 par value (“Preferred Stock”), and twenty-four million (24,000,000) of which shall be common stock, $0.01 par value (“Common Stock”).
     SECOND: That such amendment has been duly adopted in accordance with provisions of the Genera] Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Midwest Banc Holdings, Inc. has caused this Certificate to be signed and attested as of July 1, 2002.

MIDWEST BANC HOLDINGS, INC.
By:	/s/ Brad A. Luecke
Brad A. Luecke, President

ATTEST:

By:	/s/ Daniel Nagle

Daniel Nagle, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:45 AM 01/03/2003
030004098 — 2004936
CERTIFICATE OF MERGER
OF
BIG FOOT FINANCIAL CORP,
INTO
MIDWEST BANC HOLDINGS, INC.
     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Big Foot Financial Corp.	Illinois

Midwest Banc Holdings, Inc.	Delaware
     SECOND: That an Agreement and Plan of Reorganization between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.
     THIRD: The name of the surviving corporation of the merger is Midwest Banc Holdings, Inc.
     FOURTH: That the Restated Certificate of Incorporation of Midwest Banc Holdings, Inc., a Delaware corporation which will survive the merger, shall be the Restated Certificate of Incorporation of the surviving corporation.
     FIFTH: That the executed Agreement and Plan of Reorganization is on file at the principal place of business of the surviving corporation, the address of which is 501 West North Avenue, Melrose Park, IL 60160.

     SIXTH: That a copy of the Agreement and Plan of Reorganization will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.
     SEVENTH: The authorized capital stock of Big Foot Financial Corp. is as follows:

Class	Number of Shares	Par Value
Common	8,000,000	$.01
Excess Common	7,200,000	$.01
Preferred	2,000,000	$.01
     EIGHTH: That this Certificate of Merger shall be effective January 3, 2003.
     Dated: December 16, 2002

MID WEST BANC HOLDINGS, INC.
By:	/s/ Daniel R. Kadolph

Daniel R. Kadolph
Senior Vice President and
Chief Financial Officer

2

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MIDWEST BANC HOLDINGS, INC.
     Midwest Banc Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of Midwest Banc Holdings, Inc., by the vote of a majority of its members at a meeting duly held and constituted, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the first paragraph of Section 4 of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:
“4. The total number of shares of stock which the corporation shall have authority to issue is sixty-five million (65,000,000), divided into two classes as follows: one million (1,000,000) of which shall be preferred stock, $0.01 par value (“Preferred Stock”), and sixty-four million (64,000,000) of which shall be common stock, $0.01 par value (“Common Stock”).”
     SECOND: That such amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and attested by the Secretary of Midwest Banc Holdings, Inc., as of the 8th day of August, 2006.

MIDWEST BANC HOLDINGS, INC.
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph,
Executive Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF DESIGNATION OF THE SERIES A NONCUMULATIVE
REDEEMABLE CONVERTIBLE PERPETUAL PREFERRED STOCK
OF
MIDWEST BANC HOLDINGS, INC.
     The undersigned officer of Midwest Banc Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
     FIRST: The name of the Corporation is Midwest Banc Holdings, Inc.
SECOND: The second to the last sentence of section 5(b) of the certificate of designation for the Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock is hereby amended to read as follows:
Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, (x) authorize, increase the authorized amount of, or issue shares of Parity Stock and Junior Stock or (y) increase the amount of authorized shares of Series A Preferred Stock or issue any additional shares of Series A Preferred Stock; provided, however, that with respect to clause (x) such Parity Stock or Junior Stock, as the case may be, does not rank senior to the Series A Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Corporation; provided further, that the consent of the Holders shall not be needed to authorize, increase the authorized amount of, or issue Parity Stock whether or not the dividends are cumulative.
THIRD: Section 5, subsections (c) and (d) of the certificate of designation of the Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock of the Corporation are hereby deleted in their entirety.
FOURTH: Section 6, subsections (c), (d) and (e) of the certificate of designation of the Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock of the Corporation are hereby deleted in their entirety.
FIFTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
SIXTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this 19th day of April, 2010.

MIDWEST BANC HOLDINGS, INC.
By:	/s/JoAnn Sannasardo Lilek
	Name:	JoAnn Sannasardo Lilek
	Title:	Executive Vice President and Chief Financial Officer

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CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MIDWEST BANC HOLDINGS, INC.
     The undersigned officer of Midwest Banc Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
FIRST: The name of the Corporation is Midwest Banc Holdings, Inc.
SECOND: The first paragraph of Section 4 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
The total number of shares of stock which the corporation shall have authority to issue is four billion one million (4,001,000,000), divided into two classes as follows: one million (1,000,000) of which shall be preferred stock, $0.01 par value (the “Preferred Stock”), and four billion (4,000,000,000) of which shall be common stock $0.01 par value (the “Common Stock”).
THIRD: Section 4 of the Amended and Restated Certificate of Incorporation of the Corporation shall be hereby amended by deleting paragraph number 3 under the heading CLASS II: COMMON STOCK and replacing it with the following:
3. Subject to the provisions of any applicable law or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes; each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate relating to shares of Preferred Stock contemplated or authorized by Section 4) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate relating to shares of Preferred Stock contemplated or authorized by this Section 4 or the General Corporation Law of the State of Delaware).
FOURTH: Section 4 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety paragraph number 2 under the heading CLASS I: PREFERRED STOCK.
FIFTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
SIXTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this 19th day of April, 2010.

MIDWEST BANC HOLDINGS, INC.
By:	/s/JoAnn Sannasardo Lilek
	Name:	JoAnn Sannasardo Lilek
	Title:	Executive Vice President and Chief Financial Officer

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